Natus Medical Announces the Appointment of Ilan Daskal to the Board of Directors

PLEASANTON, Calif. (March 20, 2020) - Natus Medical Incorporated (NASDAQ:NTUS) (the “Company” or “Natus”), a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages, today announced the appointment of Ilan Daskal, current Chief Financial Officer & Executive Vice President of Bio-RAD Laboratories, to its board of directors and audit committee effective March 19, 2020. The Company will also nominate Mr. Daskal at its 2020 Annual Meeting of Stockholders.

“We are pleased to welcome Ilan as a new independent director to the Natus board,” said Barbara R. Paul, M.D., Chairperson of Natus' board of directors. “Ilan's extensive financial and operational experience complement our current board members, strengthening the board and company as we focus on driving value for our customers, employees and stockholders.” The Natus board is committed to regular evaluation of its composition, to refreshment and to building a board with a mix of skills, expertise and experience that supports stockholder value creation.

Natus’ other directors consist of Barbara R. Paul, M.D., former Chief Medical Officer of Community Health Systems, Joshua Levine, President and CEO of Accuray, Incorporated, Kenneth Ludlum, former CFO of CareDx, Inc., Lisa Wipperman Heine, President & CEO of PreCardia, Inc., Alice D. Schroeder, former CEO and Chair of WebTuner Corporation, Thomas J. Sullivan, President and CEO of A&E Medical Corporation, and Jonathan Kennedy, President and CEO of the Company.

Kenneth Ludlum has advised the board that he will not stand for re-election at the 2020 Annual Meeting of Stockholders. Mr. Ludlum has served on the Natus board of directors and as Chairman of the Audit Committee since 2002. We thank him for his service and the contributions he has made to the success and growth of the Company over his 18-year tenure. Following Mr. Ludlum’s retirement, the Natus board will be composed of seven directors.

About Ilan Daskal

Currently, Ilan Daskal holds the position of Executive Vice President and Chief Financial Officer of Bio-Rad Laboratories, Inc.

Over his career Mr. Daskal has held numerous senior financial roles and CFO positions at both public and private companies that include Lumileds, International Rectifier Corporation and Infineon. Mr. Daskal also served on the Board of Directors of Ixia.
Mr. Daskal holds a Masters in Finance degree from City University of New York and a BB in Accounting from Tel-Aviv College of Business in Israel.

About Natus Medical Incorporated

Natus is a leading provider of medical device solutions focused on the diagnosis and treatment of central nervous and sensory system disorders for patients of all ages.

Additional information about Natus Medical can be found at www.natus.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects”, “anticipates”, “believes”, “intends”, “estimates”, “plans”, “will”, “outlook” and similar expressions. Forward-looking statements are based on management's current plans, estimates, assumptions and projections, and speak only as of the date they are made. These statements relate to current estimates and assumptions of our management as of the date of this press release and involve known and unknown risks, uncertainties and other factors that may cause actual results, levels of activity, performance, or achievements to differ materially from those expressed or implied by the forward-looking statements. Forward-looking statements are only predictions and the actual events or results may differ materially. Natus cannot provide any assurance that its future results or the results implied by the forward-looking statements will meet expectations. The Company's future results could differ materially due to a number of factors, including the business, social and economic impact of the COVID-19 outbreak on the Company's business and results of operations, the ability of the Company to realize the anticipated benefits from its new structure or from its consolidation strategy, effects of competition, the Company's ability to successfully integrate and achieve its profitability goals from recent acquisitions, the demand for Natus products and services, the impact of adverse global economic conditions and changing governmental regulations, including foreign exchange rate changes, on the Company's target markets, the Company's ability to expand its sales in international markets, the Company's ability to maintain current sales levels in a mature domestic market, the Company's ability to control costs, risks associated with bringing new products to market, and the Company's ability to fulfill product orders on a timely basis, as well as those factors identified under the heading Item 1A “Risk Factors” in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2019. Natus disclaims any obligation to update information contained in any forward looking statement, except as required by law.

Natus Medical Incorporated
Drew Davies
Executive Vice President and Chief Financial Officer
(925) 223-6700
InvestorRelations@Natus.com

2